Finisar Announces Fourth Quarter and Fiscal 2013 Financial Results

SUNNYVALE, CA -- (Marketwired - June 19, 2013) - Finisar Corporation (NASDAQ: FNSR), a global technology leader for subsystems and components for fiber optic communications, today announced financial results for its fourth quarter and fiscal year ended April 28, 2013.

COMMENTARY

"I am pleased to report fiscal fourth quarter revenues of $243.4 million, which is $5.1 million, or 2.1%, greater than the prior quarter. Our growth in revenues came primarily from sales of 10G and 100G Ethernet transceivers and transponders for datacom applications. Our favorable product mix in the quarter enabled us to achieve gross margin and earnings per diluted share that exceeded our guidance range," said Jerry Rawls, Finisar's executive Chairman of the Board.

"During the quarter, we continued to invest significantly in technology and product development and made substantial progress on a number of new products for our datacom and telecom products lines, including our next generation 100G CFP2 transceiver, 12x25G optical engine and new generation dual wavelength selective switch product family," said Eitan Gertel, Finisar's Chief Executive Officer.

        FINANCIAL HIGHLIGHTS - FOURTH QUARTER ENDED April 28, 2013

Summary GAAP Results                       Fourth              Third
                                          Quarter             Quarter
                                           Ended               Ended
                                       April 28, 2013       Jan 27, 2013
                                     -----------------   -----------------
                                        (in thousands, except per share
                                                    amounts)

Revenues                             $         243,417   $         238,351
Gross margin                                      27.7%               28.5%
Operating expenses                   $          66,941   $          68,841
Operating income (loss)              $             385   $            (797)
Operating margin                                   0.2%               (0.3)%
Net income (loss)                    $           3,879   $          (3,407)
Income(loss) per share-basic         $            0.04   $           (0.04)
Income(loss) per share-diluted       $            0.04   $           (0.04)

Basic shares                                    93,567              93,097
Diluted shares                                  96,192              93,097

Summary Non-GAAP Results (a)               Fourth              Third
                                          Quarter             Quarter
                                           Ended               Ended
                                       April 28, 2013       Jan 27, 2013
                                     -----------------   -----------------
                                        (in thousands, except per share
                                                    amounts)

Revenues                             $         243,417   $         238,351
Gross margin                                      32.2%               30.7%
Operating expenses                   $          58,295   $          55,816
Operating income                     $          20,032   $          17,377
Operating margin                                   8.2%                7.3%
Net income                                      19,789   $          16,390
Income per share-basic               $            0.21   $            0.18
Income per share-diluted             $            0.20   $            0.17

Basic shares                                    93,567              93,097
Diluted shares                                  99,941              99,094

(a) In evaluating the operating performance of Finisar's business, Finisar management utilizes financial measures that exclude certain charges and credits required by U.S. generally accepted accounting principles, or GAAP, that are considered by management to be outside Finisar's core operating results. A reconciliation of Finisar's non-GAAP financial measures to the most directly comparable GAAP measures, as well as additional related information, can be found under the heading "Finisar Non-GAAP Financial Measures" below.

Financial Statement Highlights for the fourth quarter of fiscal 2013:

  Revenues increased to $243.4 million, up $5.1 million, or 2.1%, from $238.4 million in the preceding quarter as continued strength in sales of datacom products was partially offset by lower telecom product revenue primarily as the result of sluggish carrier capital expenditure levels and a full three month impact of annual price reductions for telecom products most of which, as in prior years, went into effect in January.

  Compared to the preceding quarter, the sale of products for datacom applications increased by $16.3 million, or 11.0%, and the sale of products for telecom applications decreased by $11.2 million, or (12.3)%.

  Gross margin decreased to 27.7% on a GAAP basis from 28.5% in the preceding quarter, primarily as the result of a charge for impairment of certain purchased intangibles related to acquired developed technology and other long-lived assets.

  Non-GAAP gross margin increased to 32.2% from 30.7% in the preceding quarter, primarily as the result of favorable product mix.

  GAAP operating income increased $1.2 million to $0.4 million, or 0.2% of revenues, compared to $(0.8) million, or (0.3)% of revenues in the preceding quarter, primarily as the result of a gain on the fair value remeasurement of contingent consideration liability.

  Non-GAAP operating income increased $2.7 million to $20.0 million, or 8.2% of revenues, compared to $17.4 million, or 7.3% of revenues, in the preceding quarter, primarily as the result of higher non-GAAP gross margins.

  Cash and cash equivalents totaled $289.1 million at the end of the fourth quarter, compared to $265.5 million at the end of the preceding quarter.

           FINANCIAL HIGHLIGHTS - FISCAL YEAR ENDED APRIL 28, 2013

Summary GAAP Results                    Fiscal Year          Fiscal Year
                                           Ended                Ended
                                       April 28, 2013       April 30, 2012
                                     -----------------    -----------------
                                         (in thousands, except per share
                                                    amounts)

Revenues                             $         934,335    $         952,579
Gross margin                                      27.5%                28.7%
Operating expenses                   $         262,596    $         229,165
Operating income (loss)              $          (5,555)   $          44,179
Operating margin                                  (0.6)%                4.6%
Net income (loss)                    $          (5,454)   $          42,993
Income (loss) per share-basic        $           (0.06)   $            0.47
Income (loss) per share-diluted      $           (0.06)   $            0.46

Basic shares                                    92,860               90,823
Diluted shares                                  92,860               94,186

Summary Non-GAAP Results (a)            Fiscal Year          Fiscal Year
                                           Ended                Ended
                                       April 28, 2013       April 30, 2012
                                     -----------------    -----------------
                                         (in thousands, except per share
                                                    amounts)

Revenues                             $         934,335    $         952,579
Gross margin                                      30.9%                31.9%
Operating expenses                   $         223,667    $         214,100
Operating income                     $          65,247    $          89,332
Operating margin                                   7.0%                 9.4%
Net income                           $          61,255    $          83,177
Income per share-basic               $            0.66    $            0.92
Income per share-diluted             $            0.64    $            0.87

Basic shares                                    92,860               90,823
Diluted shares                                  99,284               97,935

Financial Statement Highlights for fiscal year 2013:

  Revenues decreased to $934.3 million, down $18.2 million, or (1.9)%, from $952.6 million in the preceding year.

  Compared to the preceding year, the sale of products for datacom applications increased by $53.6 million, or 10.0%, primarily from sales of 10G and 100G transceivers and transponders and the sale of products for telecom applications decreased by $71.8 million, or (17.3)%, primarily as the result of sluggish carrier capital expenditure levels.

  Gross margin decreased to 27.5% on a GAAP basis and 30.9% on a non-GAAP basis from 28.7% and 31.9%, respectively, in the preceding year, primarily as the result of a decline in average selling prices.

  Non-GAAP operating income decreased $24.1 million to $65.2 million, or 7.0% of revenues, from $89.3 million, or 9.4% of revenues, primarily as the result of lower gross margin and an increase in operating expenses, due to increases in employee related expenses, costs of materials associated with new product development, and the consolidation of financial results of Red-C Optical Networks, which was acquired in fiscal 2013.

  GAAP operating income (loss) decreased $49.7 million to $(5.6) million, or (0.6)% of revenues, from $44.2 million or 4.6% of revenues primarily as the result of the factors affecting Non-GAAP operating income and in addition the impairment of acquired developed technology and other long-lived assets.

OUTLOOK

The Company indicated that it currently expects revenues for the first quarter of fiscal 2014 to be in the range of $245 to $260 million; GAAP operating margin to in the range of approximately 5.0% to 6.5%; non-GAAP operating margin to be in the range of approximately 9.0% to 10.5% and non-GAAP earnings per diluted share to be in the range of approximately $0.22 to $0.26. The Company also noted that during the fourth fiscal quarter of 2013 and during the first week of the first quarter of fiscal 2014, the Company completed the divestment of two non-strategic subsidiaries of Ignis AS, which was acquired by Finisar in May 2012. These divested businesses accounted for approximately $5 million in revenues during the fourth quarter of fiscal 2013.

CONFERENCE CALL

Finisar will discuss its financial results for the fourth quarter and current business outlook during its regular quarterly conference call scheduled for Wednesday, June 19, 2013, at 2:00 pm PDT (5:00 pm EDT). To listen to the call you may connect through the Finisar investor relations page at http://investor.finisar.com/ or dial 1-888- 438-5491 (domestic) or (719) 325-2458 (international) and enter conference ID 8003705.

An audio replay will be available for two weeks following the call by dialing 1-888-203-1112 (domestic) or (719) 457-0820 and then following the prompts: enter conference ID 8003705 and provide your name, affiliation, and contact number. A replay of the webcast will be available shortly after the conclusion of the call on the Company's website until the next regularly scheduled earnings conference call.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements included in this press release are based upon information available to Finisar as of the date hereof, and Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those projected. Examples of such risks include those associated with: the uncertainty of customer demand for Finisar's products; the rapidly evolving markets for Finisar's products and uncertainty regarding the development of these markets; Finisar's historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; and intensive competition. Further information regarding these and other risks relating to Finisar's business is set forth in Finisar's annual report on Form 10-K (filed June 29, 2012) and quarterly SEC filings.

ABOUT FINISAR

Finisar Corporation (NASDAQ: FNSR) is a global technology leader for fiber optic subsystems and components that enable high-speed voice, video and data communications for telecommunications, networking, storage, wireless, and cable TV applications. For 25 years, Finisar has provided critical optics technologies to system manufacturers to meet the increasing demands for network bandwidth. Finisar is headquartered in Sunnyvale, California, USA with R&D, manufacturing sites, and sales offices worldwide. For additional information, visit www.finisar.com.

FINISAR FINANCIAL STATEMENTS

The following financial tables are presented in accordance with GAAP.

                            Finisar Corporation
                        Consolidated Balance Sheets
                               (in thousands)

             April 28,   January 27,  October 28,    July 29,    April 30,
                2013         2013         2012         2012         2012
            -----------  -----------  -----------  -----------  -----------
            (Unaudited)  (Unaudited)  (Unaudited)  (Unaudited)      Note
            -----------  -----------  -----------  -----------  -----------
   ASSETS
Current
 assets:
 Cash and
  cash
equivalents $   289,076  $   265,454  $   262,432  $   220,409  $   234,544
 Accounts
  receivable,
  net           149,612      155,502      155,949      179,441      167,760
 Accounts
  receivable,
  other          16,538       10,843       15,240       14,972       21,004
 Inventories    200,670      202,123      203,554      208,168      218,432
 Prepaid
  expenses       18,402       22,875       25,183       24,430       25,482
            -----------  -----------  -----------  -----------  -----------
  Total
   current
   assets       674,298      656,797      662,358      647,420      667,222
Property,
 equipment
 and
 improvements,
 net            201,442      192,381      173,284      165,837      163,817
Purchased
 intangible
 assets,
 net             30,457       45,823       53,300       43,049       45,177
Goodwill         90,986       91,551       91,098       97,994       81,431
Minority
 investments        884          884          884          884          884
Other
 assets           9,780        7,321        7,263        7,393       10,896
            -----------  -----------  -----------  -----------  -----------
  Total
   assets   $ 1,007,847  $   994,757  $   988,187  $   962,577  $   969,427
            ===========  ===========  ===========  ===========  ===========

LIABILITIES
     AND
 STOCKHOLDERS'
   EQUITY
Current
 liabilities:
 Accounts
  payable   $    77,630  $    67,264  $    72,844  $    71,295  $    72,339
 Accrued
  compensation   31,492       28,436       27,901       22,210       27,090
 Other
  accrued
  liabilities    23,533       31,901       22,774       21,456       20,871
 Deferred
  revenue         9,182        9,760        7,868        9,775        8,970
 Current
  portion
  of long-
  term debt           -            -            -            -        3,150
            -----------  -----------  -----------  -----------  -----------
  Total
   current
   liabilities  141,837      137,361      131,387      124,736      132,420
Long-term
 liabilities:
 Convertible notes,
  net of
  current
  portion        40,015       40,015       40,015       40,015       40,015
 Other non-
  current
  liabilities    13,480       14,078       21,171       16,274       15,175
 Deferred
  tax
  liabilities         -        2,512        2,459        2,433        1,972
            -----------  -----------  -----------  -----------  -----------
  Total
   liabilities  195,332      193,966      195,032      183,458      189,582
Stockholders'
 equity:
 Common
  stock              94           93           93           93           91
 Additional
  paid-in
  capital     2,350,146    2,341,448    2,330,683    2,321,064    2,309,219
 Accumulated
  other
  comprehensive
  income         28,525       26,904       26,346       22,356       28,720
 Accumulated
  deficit    (1,571,960)  (1,575,839)  (1,572,432)  (1,572,703)  (1,566,506)
            -----------  -----------  -----------  -----------  -----------
  Finisar
   Corporation
   stockholders'
   equity       806,805      792,606      784,690      770,810      771,524
 Non-
  controlling
  interest        5,710        8,185        8,465        8,309        8,321
            -----------  -----------  -----------  -----------  -----------
  Total
   stockholders'
   equity       812,515      800,791      793,155      779,119      779,845
            -----------  -----------  -----------  -----------  -----------
Total
 liabilities
 and
 stockholders'
 equity     $ 1,007,847  $   994,757  $   988,187  $   962,577  $   969,427
            ===========  ===========  ===========  ===========  ===========

Note - Balance sheet amounts as of April 30, 2012 are derived from the audited consolidated financial statements as of the date.

                            Finisar Corporation
                   Consolidated Statements of Operations
                   (in thousands, except per share data)

                                                                    Three
                                                                   Months
                   Three Months Ended      Twelve Months Ended      Ended
                 ----------------------  ----------------------  ----------
                  April 28,   April 30,   April 28,   April 30,    January
                    2013        2012        2013        2012      27, 2013
                 ----------  ----------  ----------  ----------  ----------
                 (Unaudited) (Unaudited) (Unaudited)             (Unaudited)
                 ----------  ----------  ----------  ----------  ----------
Revenues         $  243,417  $  239,910  $  934,335  $  952,579  $  238,351
Cost of revenues    166,093     172,915     662,094     672,924     168,377
Impairment of
 acquired
 developed
 technology and
 other long-
 lived assets         8,156           -       8,156           -           -
Amortization of
 acquired
 developed
 technology           1,842       1,515       7,044       6,311       1,930
                 ----------  ----------  ----------  ----------  ----------
Gross profit         67,326      65,480     257,041     273,344      68,044
Gross margin           27.7%       27.3%       27.5%       28.7%       28.5%
Operating
 expenses:
 Research and
  development        41,270      37,430     158,784     146,003      39,725
 Sales and
  marketing          11,056      10,114      42,347      40,424      10,398
 General and
  administrative      6,279          75      45,337      39,566      12,797
 Amortization of
  purchased
  intangibles           734         897       3,640       3,494       1,035
 Impairment of
  long-lived
  assets              7,602           -      12,488           -       4,886
 Restructuring
  recoveries              -           -           -        (322)          -
                 ----------  ----------  ----------  ----------  ----------
  Total
   operating
   expenses          66,941      48,516     262,596     229,165      68,841
                 ----------  ----------  ----------  ----------  ----------
Income (loss)
 from operations        385      16,964      (5,555)     44,179        (797)
Interest income         211         662         755       1,073         186
Interest expense       (544)       (805)     (2,589)     (3,716)       (648)
Loss on debt
 extinguishment           -           -           -        (419)          -
Other income
 (expenses), net       (154)       (266)       (449)      3,902        (275)
                 ----------  ----------  ----------  ----------  ----------
Income (loss)
 before income
 taxes and non-
 controlling
 interest              (102)     16,555      (7,838)     45,019      (1,534)
Provision
 (benefits) for
 income taxes        (1,506)       (787)        227       2,005       2,153
                 ----------  ----------  ----------  ----------  ----------
Income (loss)
 before non-
 controlling
 interest             1,404      17,342      (8,065)     43,014      (3,687)
Adjust for net
 (income) loss
 attributable to
 non-controlling
 interest             2,475         673       2,611         (21)        280
                 ----------  ----------  ----------  ----------  ----------
Net income
 (loss)
 attributable to
 Finisar
 Corporation     $    3,879  $   18,015  $   (5,454) $   42,993  $   (3,407)
                 ==========  ==========  ==========  ==========  ==========

Net income
 (loss) per
 share
 attributable to
 Finisar
 Corporation
 common
 stockholders:

 Basic           $     0.04  $     0.20  $    (0.06) $     0.47  $    (0.04)
 Diluted         $     0.04  $     0.19  $    (0.06) $     0.46  $    (0.04)

Shares used in
 computing net
 income (loss)
 per share -
 basic               93,567      91,349      92,860      90,823      93,097
Shares used in
 computing net
 income (loss)
 per share -
 diluted             96,192      98,528      92,860      94,186      93,097

FINISAR NON-GAAP FINANCIAL MEASURES

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Finisar provides supplemental information regarding the Company's operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or which occur relatively infrequently and which management considers to be outside our core operating results. Some of these non-GAAP measures also exclude the ongoing impact of historical business decisions made in different business and economic environments. Management believes that tracking non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share provides management and the investment community with valuable insight into our current operations, our ability to generate cash and the underlying business trends which are affecting our performance. These non-GAAP measures are used by both management and our Board of Directors, along with the comparable GAAP information, in evaluating our current performance and planning our future business activities. In particular, management finds it useful to exclude non-cash charges in order to better correlate our operating activities with our ability to generate cash from operations and to exclude certain cash charges as a means of more accurately predicting our liquidity requirements. We believe that these non-GAAP measures, when used in conjunction with our GAAP financial information, also allow investors to better evaluate our financial performance in comparison to other periods and to other companies in our industry.

In calculating non-GAAP gross profit in this release, we have excluded the following items from cost of revenues in applicable periods:

  Changes in excess and obsolete inventory reserve (predominantly non-cash charges or non-cash benefits);
  Amortization of acquired technology (non-cash charges related to technology obtained in acquisitions);
  Stock-based compensation expense (non-cash charges);
  Impairment of acquired developed technology and other long-lived assets (non-cash charges);
  Acquisition method accounting adjustment for sale of acquired inventory (non-cash charges);
  Flood related expense (non-recurring cash charge);
  Reduction in force costs (non-recurring cash charges); and
  Acquisition related retention payments (non-recurring charges).

In calculating non-GAAP operating income in this release, we have excluded the same items to the extent they are classified as operating expenses, and have also excluded the following items in applicable periods:

  Gain or loss on litigation settlements and resolutions and related costs (non-recurring cash charges or benefits);
  Shareholder class action and derivative litigation costs (non-recurring cash expenses associated with the derivative litigation related to our historical stock option granting practices and related to the class action and derivative litigation related to our March 8, 2011 earnings announcement);
  Gain on fair value re-measurement of contingent consideration (non-cash benefit);
  Acquisition related costs (non-recurring cash charges);
  Amortization of purchased intangibles (non-cash charges);
  Restructuring costs and recoveries (non-recurring charges and benefits); and
  Impairment of purchased intangibles and other long-lived assets.

In calculating non-GAAP income and non-GAAP income per share in this release, we have also excluded the following items in applicable periods:

  Interest income from legal settlements (non-recurring benefit);
  Imputed interest related to restructuring (non-cash charges);
  Gains and losses on sales of assets (non-recurring or non-cash losses and cash gains related to the periodic disposal of assets no longer required for current activities);
  Loss related to minority and equity method investments (non-cash charges);
  Other miscellaneous expenses (income) (non-recurring charges or benefits);
  Dollar denominated foreign exchange transaction losses (gains) (non-cash charges or benefits);
  Debt extinguishment loss (non-recurring charges);
  Fair value re-measurement of equity investment (non-cash gain from re-measurement of value of prior investment in an investee); and
  Differences between cash payable for income taxes and the provision for income taxes in accordance with GAAP, less discrete items.

In calculating non-GAAP income per share in this release, we have included the shares issuable upon conversion of our outstanding convertible notes and excluded the interest expenses associated with such notes in such periods where such treatment is dilutive to non-GAAP income (loss) per share.

A reconciliation of this non-GAAP financial information to the corresponding GAAP information is set forth below:

                            Finisar Corporation
      Reconciliation of Results of Operations under GAAP and non-GAAP
              (Unaudited, in thousands, except per share data)

                                                                    Three
                                                                   Months
                   Three Months Ended      Twelve Months Ended      Ended
                 ----------------------  ----------------------  ----------
                  April 28,   April 30,   April 28,   April 30,    January
                    2013        2012        2013        2012      27, 2013
                 ----------  ----------  ----------  ----------  ----------
GAAP to non-GAAP
 reconciliation
 of gross
 profit:
Gross profit -
 GAAP            $   67,326  $   65,480  $  257,041  $  273,344  $   68,044
Gross margin -
 GAAP                  27.7%       27.3%       27.5%       28.7%       28.5%
Adjustments:
Cost of revenues
 Change in
  excess and
  obsolete
  inventory
  reserve               390       5,027       8,248      10,370         989
 Amortization of
  acquired
  technology          1,842       1,515       7,044       6,311       1,930
 Stock
  compensation        1,731       1,139       7,233       6,281       2,140
 Impairment of
  acquired
  developed
  technology and
  other long-
  lived assets        8,156           -       8,156           -           -
 Acquisition
  method
  accounting
  adjustment for
  sale of
  acquired
  inventory               -         963       1,363       4,998           -
 Flood-related
  expense
  (recovery)         (1,197)      1,222      (1,197)      1,222           -
 Reduction in
  force costs            17          62         818         906          17
 Acquisition
  related
  retention
  payment                62           -         208           -          73
                 ----------  ----------  ----------  ----------  ----------
  Total cost of
   revenue
   adjustments       11,001       9,928      31,873      30,088       5,149
                 ----------  ----------  ----------  ----------  ----------
Gross profit -
 non-GAAP            78,327      75,408     288,914     303,432      73,193
                 ----------  ----------  ----------  ----------  ----------
Gross margin -
 non-GAAP              32.2%       31.4%       30.9%       31.9%       30.7%

GAAP to non-GAAP
 reconciliation
 of operating
 income:
Operating income
 (loss) - GAAP          385      16,964      (5,555)     44,179        (797)
Operating margin
 - GAAP                 0.2%        7.1%       -0.6%        4.6%       -0.3%
Adjustments:
Total cost of
 revenue
 adjustments         11,001       9,928      31,873      30,088       5,149
Research and
 development
 Reduction in
  force costs            52          35         240         801          11
 Acquisition
  related
  retention
  payment               204           -         639           -         213
 Stock
  compensation        2,856       2,288      11,796       9,123       2,601
Sales and
 marketing
 Reduction in
  force costs             -          36           -          36           -
 Acquisition
  related
  retention
  payment                17           -          54           -          17
 Stock
  compensation        1,015         727       3,979       3,105         885
General and
 administrative
 Reduction in
  force costs            24          41         118       1,055          25
 Acquisition
  related
  retention
  payment               220           -         696           -         223
 Stock
  compensation        2,586       1,768      10,589       7,467       2,218
 Acquisition
  related costs         322           -       1,474       1,602         731
 Litigation
  settlements
  and
  resolutions
  and related
  costs                   -      (7,422)         13      (7,515)          -
 Shareholder
  class action
  and derivative
  litigation
  costs                 144         447         333       1,072         180
 Gain on fair
  value
  remeasurement
  of contingent
  consideration
  liability          (7,130)     (4,853)     (7,130)     (4,853)          -
Amortization of
 purchased
 intangibles            734         897       3,640       3,494       1,035
Impairment
 purchased
 intangibles and
 other long-
 lived assets         7,602           -      12,488           -       4,886
Restructuring
 recoveries               -           -           -        (322)          -
                 ----------  ----------  ----------  ----------  ----------
  Total cost of
   revenue and
   operating
   expense
   adjustments       19,647       3,892      70,802      45,153      18,174
                 ----------  ----------  ----------  ----------  ----------
Operating income
 - non-GAAP          20,032      20,856      65,247      89,332      17,377
                 ----------  ----------  ----------  ----------  ----------
Operating margin
 - non-GAAP             8.2%        8.7%        7.0%        9.4%        7.3%

GAAP to non-GAAP
 reconciliation
 of income
 attributable to
 Finisar
 Corporation:
Income (loss)
 attributable to
 Finisar
 Corporation -
 GAAP                 3,879      18,015      (5,454)     42,993      (3,407)
Adjustments:
Total cost of
 revenue and
 operating
 expense
 adjustments         19,647       3,892      70,802      45,153      18,174
Interest income
 from legal
 settlement               -        (434)          -        (434)          -
Imputed interest
 related to
 restructuring          146         133         520         805         148
Other (income)
 expense, net
 Loss (gain) on
  sale of assets     (1,160)          3      (1,311)         (4)         38
 Loss related to
  minority and
  equity method
  investments             -           -           -         619           -
 Other
  miscellaneous
  (income) or
  expenses               (2)       (424)       (263)        177        (101)
 Foreign
  exchange
  transaction
  loss                1,034         506         854         226         431
 Debt
  extinguishment
  loss                    -           -         573         419           -
 Fair value
  remeasurement
  of equity
  investment              -          (3)          -      (5,432)          -
Provision for
 income taxes
 Income tax
  provision
  adjustments        (1,506)     (1,454)     (2,217)     (1,345)      1,107
Non-controlling
 interest
 adjustment          (2,249)          -      (2,249)          -           -
                 ----------  ----------  ----------  ----------  ----------
Total
 adjustments         15,910       2,219      66,709      40,184      19,797
                 ----------  ----------  ----------  ----------  ----------
Net income
 attributable to
 Finisar
 Corporation -
 non-GAAP            19,789      20,234      61,255      83,177      16,390
                 ----------  ----------  ----------  ----------  ----------

Non-GAAP income
 attributable to
 Finisar
 Corporation     $   19,789  $   20,234  $   61,255  $   83,177  $   16,390
Add: interest
 expense for
 dilutive
 convertible
 notes                  539         539       2,157       2,156         539
                 ----------  ----------  ----------  ----------  ----------
Adjusted non-
 GAAP income
 attributable to
 Finisar
 Corporation     $   20,328  $   20,773  $   63,412  $   85,333  $   16,929
                 ==========  ==========  ==========  ==========  ==========

Non-GAAP income
 per share
 attributable to
 Finisar
 Corporation
 common
 stockholders
 Basic           $     0.21  $     0.22  $     0.66  $     0.92  $     0.18
 Diluted         $     0.20  $     0.21  $     0.64  $     0.87  $     0.17
Shares used in
 computing non-
 GAAP income per
 share
 attributable to
 Finisar
 Corporation
 common
 stockholders
 Basic               93,567      91,349      92,860      90,823      93,097
 Diluted             99,941      98,528      99,284      97,935      99,094

Non-GAAP EBITDA
Non-GAAP income
 attributable to
 Finisar
 Corporation     $   19,789  $   20,234  $   61,255  $   83,177  $   16,390
Depreciation
 expense             13,692      12,583      52,815      45,561      13,306
Amortization             94         227         653         851          86
Interest expense        187         444       1,314       2,272         314
Income tax
 expense                  0         667       2,444       3,350       1,046
                 ----------  ----------  ----------  ----------  ----------
Non-GAAP EBITDA  $   33,762  $   34,155  $  118,481  $  135,211  $   31,142
                 ==========  ==========  ==========  ==========  ==========

Investor Contact:
Kurt Adzema
Chief Financial Officer
408-542-5050
Investor.relations@finisar.com

Press contact:
Victoria McDonald
Sr. Manager, Corporate Communications
408-542-4261